                                                                    EXHIBIT 23.2

                         Independent Auditors' Consent



We consent to the use in this Registration Statement of Michigan Community Bancorp Limited (the "Company") on Form SB-2 of our report dated August 20, 1998 on the financial statements for the period ended July 31, 1998 appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts", and to the incorporation by reference of this consent into any Rule 462(b) registration statement of the Company that incorporates by reference this Registration Statement.



/s/ Plante & Moran, LLP
Bloomfield Hills, Michigan
August 27, 1998